OHR Pharmaceuticals 8-K

Exhibit 3.1b

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
INCORPORATION OF OHR HOLDCO, INC.

Ohr Holdco, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.         This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on May 8, 2014 (the “Certificate of Incorporation”).

2.         Article First of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is: Ohr Pharmaceutical, Inc.

3.         This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.         All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James Kardon, its Secretary, this ___ day of May, 2014.

By:	/s/
Name:	James Kardon
Title:	Secretary